EXHIBIT 3.4

ARTICLES OF AMENDMENT STATUTS DE MODIFICATION
Form 3
Business Corporations	1.	The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Denomination sociale actuelle de la societe (ecrire en LETTRES MAJUSCULES SEULEMENT)·
Act
Formule 3 Loi sur les sociétés par actions		2 3 0 4 1 0 1 O N T A R I O I N C.

	2.	The name of the corporation is changed to (if applicable ): (Set out in BLOCK CAPITAL LETTERS) Nouvelle denomination sociale de la societe (s'il y a lieu) (ecrire en LETIRES MAJUSCULES SEULEMENT) :

	3.	Date of incorporation/amalgamation: Date de la constitution ou de la fusion :

2011/10/31
(Year/Month/Day) (année, mois, jour)

4.

Complete only If there is a change in the number of directors or the minimum/maximum number of directors. II faut rempllr cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a change.

Number of directors is/are:	minimum and maximum number of directors is/are:
Nombre d'administrateurs :	nombres minimum et maximum d'administrateurs :

Number	minimum and maximum
Nombre	minimum et maximum

or
ou

5.	The articles of the corporation are amended as follows: Les statuts de la societe sont modifies de la facon suivante :

to delete in its entirety, item 8 of the Articles of the Corporation restricting the issue, transfer or ownership of shares of the Corporation.

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6.	The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.
La modification a ete doment autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur /essocietes par actions.

7.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le

2015/06/25
(Year, Month, day) (annee, mois, jour')

These articles are signed in duplicate.
Les presents statuts sent signes en double exemplaire.

2304101 ONTARIO INC.
(Print name of corporation from Article 1 on page 1) (Veuillez ecrir le nom de la societe de l'article un a la page une).

By: Par:		President
(Signature)		(Description of Office)
(Signature)		(Fonction)
ScottWoodrow

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